EXECUTIVE COMPENSATION AGREEMENT


         THIS AGREEMENT is entered into as of August __, 1996, by and between MICHAEL GULETT (the "Employee") and PARADIGM TECHNOLOGY, INC., a Delaware corporation (the "Company").


         1.       Term of Employment.

         (a) Basic Rule. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the date hereof until the date when the Employee's employment terminates pursuant to Subsection (b), (c) or (d) below.

         (b) Early Termination. Subject to Sections 6 and 7, the Company may terminate the Employee's employment by giving the Employee 90 days' advance notice in writing. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) Cause. The Company may at any time terminate the Employee's employment for Cause by giving the Employee notice in writing. For all purposes under this Agreement, "Cause" shall mean:

                  (i) A willful act by the Employee which constitutes misconduct or fraud and which is injurious to the Company; or

                  (ii) Conviction of, or a plea of "guilty" or "no contest" to, a felony.

No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

         (d) Disability. The Company may terminate the Employee's active employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has become eligible to receive immediate long-term disability benefits under the Company's long-term disability insurance plan or, if there is no such plan, under the federal Social Security program. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

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         (e) Rights Upon Termination. Except as expressly provided in Sections 6 and 7,  upon the  termination  of the  Employee's  employment  pursuant  to this
Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee upon the termination of his employment.

         (f) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

         2.       Duties and Scope of Employment.

         (a) Position. The Company agrees to employ the Employee as its Chief Executive Officer for the term of his employment under this Agreement. The Employee shall report to the Company's Board of Directors.

         (b) Obligations. During the term of his employment under this Agreement, the Employee shall devote his full business efforts and time to the Company and its subsidiaries. The Employee shall not render services to any other for-profit corporation or entity without the prior written consent of the Company's Board of Directors (the "Board"). This Subsection (b) shall not preclude the Employee from engaging in appropriate professional, educational, civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company.

         3.       Base Compensation.

         During the term of his employment under this Agreement, the Company agrees to pay the Employee as compensation for his services a base salary at the annual rate of $255,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. Once the Company has increased such salary, it thereafter shall not be reduced. (The annual compensation specified in this
Section 3, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

         4.       Employee Benefits.

         During the term of his employment under this Agreement, the Employee shall be eligible for the employee benefit plans and executive compensation programs maintained by the Company for other senior executives, subject in each case to the generally applicable terms and conditions of the plan or program in

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question and to the determinations  of  any  person  or  committee administering such plan or program.

         5.       Business Expenses.

         During the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

         6.       Change in Control.

         (a) Definition. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

                  (i) the consummation of the acquisition of fifty-one percent (51%) or more of the outstanding stock of the Company by one person or by two or more persons acting as a partnership, limited partnership, syndicate or other group pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company);

                  (ii) the  consummation  of a  merger,  consolidation  or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization;

                  (iii) the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate (including a Parent or Subsidiary) of the Company;

                  (iv) the dissolution of the Company pursuant to action validly taken by the stockholders of the Company in accordance with applicable state law.

         (b) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that the Employee:

                  (i) Has incurred a material reduction in his authority or responsibility;

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                  (ii)  Has  incurred  one  or  more   reductions  in  his  Base
         Compensation in the cumulative amount of five percent or more; or

                  (iii) Has been notified that his principal place of work will be relocated by a distance of 35 miles or more.

         (c) Severance Payment. The Employee shall be entitled to receive a severance payment from the Company (the "Severance Payment") if, during the term of this Agreement and within the first 6-month period after the occurrence of a Change in Control, either:

                  (i) The Employee voluntarily resigns his employment for Good Reason; or

                  (ii) The Company terminates the Employee's employment for any reason other than Cause or Disability.

The Severance Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under Subsection (d) below. The Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the employment termination.

         (d) Amount. The amount of the Severance Payment shall be equal to the sum of the following:

                  (i) One and a half times the Employee's annual rate of Base Compensation, as in effect on the date of the employment termination; plus

                  (ii) One and a half times the last annual bonus awarded to the Employee by the Company prior to the date of the employment termination (regardless of when paid). If the Company has determined that no bonus shall be awarded to the Employee for a fiscal year, such bonus shall be included in the calculation as zero.

         (e) Incentive Programs. If, during the term of this Agreement, a Change in Control occurs with respect to the Company that is not a merger that is being accounted for as a pooling of interests, the Employee shall become fully vested in all awards heretofore or hereafter granted to him under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements of the Company, regardless of any provisions in such plans or agreements that do not provide for full vesting. (To the extent that such plans or agreements provide for full vesting on an earlier date than this Agreement, such plans or agreements shall prevail.)


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         (f) Insurance  Coverage.  During the 18-month period  commencing upon a termination of employment described in Subsection (c) above, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during such 18-month period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (f) shall terminate immediately. Any group health
continuation   coverage  that  the  Company  is  required  to  offer  under  the
Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Subsection (f) terminates.

         (g) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner). Except as expressly provided in Subsection
(f) above, no such payment shall be reduced by earnings that the Employee may receive from any other source.

         7.       Involuntary Termination Without Cause.

         (a) Continuation Period. In the event that, during the term of this Agreement, the Company terminates the Employee's employment for any reason other than Cause or Disability and Section 6 does not apply, then the Employee shall be entitled to receive all of the payments and benefit coverage described in this Section 7. Such payments and benefit coverage shall continue for the period (the "Continuation Period") commencing on the date when the employment termination is effective and ending on the earlier of:

                  (i)  The date six months after such date; or

                  (ii)  The date of the Employee's death.

         (b) Compensation. During the Continuation Period, the Company shall pay the Employee compensation at an annual rate equal to his Base Compensation at the rate in effect on the date of the employment termination. Such amount shall be paid at periodic intervals in accordance with the Company's standard payroll procedures.

         (c) Insurance Coverage. During the Continuation Period, the Employee (and, where applicable, his dependents) shall be

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entitled to continue  participation  in the group insurance plans  maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Continuation Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (c) shall terminate immediately. Any group health continuation coverage that the Company is required to offer under COBRA shall commence when coverage under this Subsection (c) terminates.

         (d) Incentive Programs. The Continuation Period shall be counted as employment with the Company for purposes of vesting under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans maintained by the Company (any contrary provisions of such plans notwithstanding). The preceding sentence shall not be construed to require the Company to grant any new awards to the Employee during the Continuation Period. The Continuation Period shall also be counted as employment with the Company for purposes of determining the expiration date of any stock option granted by the Company and held by the Employee when his employment terminates. Any other provision of this Agreement notwithstanding, the Continuation Period for purposes of this Subsection (d) shall not exceed three months in the event that the Company terminates the Employee's employment for performance-related reasons, as determined by the Board. (There is no Continuation Period for any purpose in the event that the termination is for Cause.)

         (e) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 7 (whether by seeking new employment or in any other manner). Except as expressly provided in Subsection
(c) above, no such payment shall be reduced by earnings that the Employee may receive from any other source.

         8.       Limitation on Payments.

         (a) Application. This Section 8 shall apply to the Employee only if, after the application of this Section 8, the present value of his aggregate payments or property transfers from the Company will be greater than the present value of his payments or property transfers from the Company would have been if:

                  (i)  This Section 8 did not apply; and


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                  (ii) Such present  value had been reduced by the amount of the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

In all other cases, this Section 8 shall not apply to the Employee. All determinations under this Subsection (a) shall be made by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors").

         (b) Basic Rule. Any provision of this Agreement  other than  Subsection
(a) above notwithstanding, the Company shall not be required to make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of section 280G of the Code or that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this Section 8 shall be performed by the Auditors, based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

         (c) Reductions. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 8, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under section 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

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         9.       Successors.

         (a) Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

         (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representa- tives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10.      Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement

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have been made or  entered  into by either  party with  respect  to the  subject
matter   hereof.   This  Agreement   supersedes  any  employment   agreement  or
understanding, whether oral or written, made before the date of this Agreement between Employee and the Company.

         (d) No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) Arbitration. Except as otherwise provided in Section 9, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Francisco in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specifically authorized by section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under section 1283.05(e) of such Code. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid as determined by the arbitrator.

         (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limita-

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tion) bankruptcy,  garnishment,  attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.


         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.




                                             ______________________________


                                             PARADIGM TECHNOLOGY, INC.



                                             By ___________________________

                                             Title ________________________


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